Exhibit 4.8.43 - Self-Control Components - Actuator of Air Valve-GDB161.1E
产品型号：GDB GLB16.1

Product Model: GDB GLB16.1

风阀执行器GDB/GLB16…1系列

GDB/GLB16…1 series air valve actuator

旋动类，调制，AC24V

Rotating, conditioning, AC24V

 概述

General
电动旋转执行器，标称扭矩5/10Nm，工作电压AC24V，旋转角度范围自适应，调节控制信号DC0…10V，位置反馈指示信号DC0…10V，机械调节范围0…90°，预留9米长连接电缆。

It is motor rotating actuator with nominal torque 5/10Nm, working voltage AC24V, self-adaption rotation angle, adjustable control signal DC0…10V, location feedback signal DC0…10V, mechanical adjustable scope 0…90° and 9m reserved connecting cable.

型号变化主要在于是否带有用于设置偏置和区间的可调节控制信号，以及用于附属功能的可调辅助开关。

The change in model is mainly in the adjustable control signal to set offset and inter zone, and the adjustable auxiliary switch for the affiliated functions.

应用

Application

主要用于通风空调系统的风阀控制
——与具有DC0…10V连续输出信号的控制器相连接。
——标称扭矩5Nm，最大风阀面积至0.8㎡，具体风阀面积与风阻有关。
——标称扭矩10Mm，最大风阀面积至1.5㎡

Mainly used for the air valve control of ventilating air conditioning system

-Connecting with the controller with DC0…10V continuous output signal

- Nominal torque 5Nm, maximum air valve area 0.8㎡, the specific area relating to windage

- Nominal torque 10Nm, maximum air valve area 1.5㎡

功能 Functions

基本功能 Basic functions

旋转运动 Rotary motion
——执行器的转动方向（顺时针或逆时针）可以通过DIL开关进行选择。
——一旦接收到输入信号（＞0V），执行器即向“90°”方向旋转。只要控制信号不变，则执行器保持位置不变。
——当控制信号中断而工作电压仍保持时，执行器返回到所选择方向的0位上。
——当工作电压中断时，执行器将保持在其当前位置上。

-	The rotation direction of actuator (clockwise or anticlockwise) is optional via DIL switch.
-	The actuator rotates towards “90°” direction as long as receiving the input signal （＞0V）; Otherwise, it would keep static.
-	The actuator will go back to 0 location at the selected direction while the control signal is off and working voltage on.
-	The actuator will keep the current location when the working voltage stops.

位置指示 Location indicating
——机械位置：位于外壳上的位置指示器可以显示出风阀的转角位置。
——电气指示：执行器的电子线路可以产生出0°…90°转角范围成比例的DC0…10V输出电压。该电压可用作位置指示。

-	Mechanical location: on the casing where the indicator may display the rotating angle position of the air valve.
-	Electric indicating: the electronic circuit of actuator could generate DC0…10V output voltage pro rata to 0°…90° rotating angle scope.

手动设置 Manual setup
在无电供给时，可通过红色推钮接执行器中的齿轮组作用，手动调节执行器或风阀的位置。

In case of no power supply, use the gear set function in actuator via the red button to adjust the locations of actuator or air valve by hand.

转角的机械限位 Mechanical limit of rotating angle
旋转角度可在0°…90°之间限定。
旋转角度范围自适配：执行器自动测定旋转角度的机械终点。

The rotating angle could be limited within 0°…90°.

The rotating angle is adaptive: actuator automatically determines the mechanical destination of rotating angle.

特定型号的执行器功能 Specific actuator functions

控制信号的调整 Control signal adjustment
（操作功能） Operating function
旋转角度的偏置和区间可以通过两个电位器进行调整。
·可以利用DC10V的控制信号对转角范围有限制的风阀进行控制。
·在只能应用0…10V控制信号的控制回路中作为顺序执行器以控制多个顺序。
·用于采用非0…10V控制信号的控制系统。

The offset and interval of rotating angle could be adjusted via two potentiometers.

Use control signal of DC10V to control air valve with limited rotating angle.

Act as sequence actuator to control several sequences in the control loop where only 0…10V control signal can be used.

Use for the control system adopts non 0…10Vcontrol signal.

辅助开关的调整 Auxiliary switch adjustment
辅助开关可以为执行器提供额外的功能。在0°…90°的转角范围内，开关A和B（每个均为转换开关）可以按照5°增量分别独立设置。

The auxiliary switch could provide actuator with extra functions. Within 0°…90° rotating angle, switch A and B (both change over switch) could be separately set according to 5° increment.

详细情况请分别参考“技术设计“、”功能说明“以及”内部结构“的说明。

Please see the explanation in “technical design”, “function detail” and internal structure” for details.

型号一览 Model list

工作电压AC24V
扭矩	控制信号	标准应用 （偏置和区间不可调）		可调控制信号的应用 （偏置和区间）
		无辅助开关	带辅助开关	无辅助开关	带辅助开关
5Nm	DC0…10V	GDB161.1E	GDB166.1E	GDB163.1E	GDB164.1E
10Nm	DC0…10V	GLB161.1E	GLB166.1E	GLB163.1E	GLB164.1E
Working voltage AC24V
Torque	Control signal	Standard application （Offset and interval not adjustable）		Adjustable control signal application （Offset and interval）
		No auxiliary switch	With auxiliary switch	No auxiliary switch	With auxiliary switch
5Nm	DC0…10V	GDB161.1E	GDB166.1E	GDB163.1E	GDB164.1E
10Nm	DC0…10V	GLB161.1E	GLB166.1E	GLB163.1E	GLB164.1E

技术参数 Technical parameters

电源电压AC24VA     Power supply AC24VA
工作电压                                       AC24VA+20%
超低压安全范围（SELV/PELV）                    根据HD384
外部安全绝缘变压器要求（100%绝缘）              EN60742

外部馈电保护                                   最大10A
频率                                          50/60HZ
供电（带控制信号）                             125mA
功耗
带控制信号                                    3VA/2W
保持                                          1.8VA/1W

Working voltage                                      AC24VA+20%
Ultra low voltage safety range（SELV/PELV）                    in line with HD384
Requirement on external safety insulating transformer（100% insulation）              EN60742
External feed protection                                    Maximum 10A
Frequency                                          50/60HZ
Power supply（with control signal）                             125mA
Power consumption
With control signal                                    3VA/2W
Keep                                          1.8VA/1W

控制信号输入 Control signal input
输入电压（8-2线）                              DC0…10V
最大允许输入电压                               DC35V
限制为                                        DC10V
输入阻抗                                      ＞100KΩ
调节中性区NZ（非调节操作功能）                 200mV

Input voltage（8-2 wire）                              DC0…10V
Maximum allowed input voltage                              DC35V
limited to                                        DC10V
Input impedance                                      ＞100KΩ
Adjustable neutral zone NZ（non adjustable operating function）                 200mV

旋转角度自适配        控制信号Y对于            DC0…10V
GDB/GLB161.1E和166.1E
GDB/GLB163.1E和164.1E

Rotating angle adaptive        control signal Y to            DC0…10V
GDB/GLB161.1E and 166.1E
GDB/GLB163.1E and 164.1E

位置输出信号
输出信号（9-2线）
输出电压（Ys=0…100%）                           DC0…10V或DC10…0V
最大输出电流                                     DC+1mA
错误连接保护最大                                 AC24V

Location output signal
Output signal（9-2wire）
Output voltage（Ys=0…100%）                           DC0…10V or DC10…0V
Maximum output current                                     DC+1mA
Wrong connection protect the most                                 AC24V

机械参数
GDB16…1E
标称扭矩                                       5Nm
最小保持扭矩（带/不带工作电压）                  ＞5Nm
最大扭矩                                       ＜7Nm
GLB161…1E
标称扭矩                                       10 Nm
最小保持扭矩（带/不带工作电压）                  ＞10 Nm
最大扭矩                                       ＜14 Nm
标称转动角度（有位置指示）                       90°
最大转动角度（机械限制）                        95°+2°
标称90°转动时间（电动操作50/60HZ）             150s/125s风阀卡死时电机接通时6s
转动方向（DIL开关设定）                        顺时针/逆时针
机械寿命                                      105/次

Mechanical parameters
GDB16…1E
Nominal torque                                     5Nm
Minimum maintaining torque（with/without working voltage）                  ＞5Nm
Maximum torque                                       ＜7Nm
GLB161…1E
Nominal torque                                         10 Nm
Minimum maintaining torque（with/without working voltage）                  ＞10 Nm
Maximum torque                                       ＜14 Nm
Nominal rotating angle（with location indicating）                       90°

Maximum rotating angle（mechanical limited）                        95°+2°
Nominal 90° rotating time（Motor operating 50/60HZ）             150s/125s and connect 6s while the air valve blocks the motor
Rotating direction（DIL switch set）                        clockwise/anticlockwise
Mechanical life                                      105/times

转轴最大硬度                             ＜300HV

Spindle maximum rigidity                            ＜300HV

外壳保护等级                              IP40

Casing protection level                              IP40

工作条件
温度                                          -30…55℃
湿度                                          ＜90%r.h.（无结露）

Working condition
Temperature                                        -30…55℃
Humidity                                        ＜90%r.h.（no moisture condensation）